UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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HUNTSMAN CORPORATION
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD P FUND LP

STARBOARD VALUE P GP LLC

STARBOARD VALUE R LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS ECHO II LLC

STARBOARD LEADERS FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD X MASTER FUND LTD

STARBOARD G FUND, L.P.

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

JAMES L. GALLOGLY

SANDRA BEACH LIN

SUSAN C. SCHNABEL

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders (the “Annual Meeting”) of Huntsman Corporation, a Delaware corporation (the “Company”).

Item 1: On February 17, 2022, Starboard issued the following press release and delivered the following letter to the Company. The full text of the letter is also attached hereto as Exhibit 1 and is incorporated herein by reference:

Starboard DELIVERS LETTER TO HUNTSMAN CORPORATION

NEW YORK, NY February 17, 2022 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard” or “we”), one of the largest stockholders of Huntsman Corporation (NYSE: HUN) ("Huntsman" or the "Company"), with an ownership interest of approximately 8.6% of the Company’s outstanding shares, today announced that it has delivered a letter to Huntsman in connection with the Company’s repeated questions and requests for information regarding Starboard and its nominees following delivery of Starboard’s nomination notice to the Company.

The full text of Starboard’s letter to Huntsman follows and can also be viewed at the following link:

https://www.starboardvalue.com/wp-content/uploads/Starboard_Value_LP_Response_Letter_to_HUN_02.17.2022.pdf

February 17, 2022

Huntsman Corporation

10003 Woodloch Forest Drive

The Woodlands, TX 77380

Attn: David M. Stryker

Executive Vice President, General Counsel and Secretary

Dear Mr. Stryker,

As you know, Starboard Value LP, together with its affiliates (“Starboard”), is the second largest shareholder of Huntsman Corporation (“Huntsman” or the “Company”). We invested in Huntsman because we believe there is significant opportunity to create shareholder value from improving operational execution, increasing oversight from the Board of Directors (“Board”), and relentlessly driving a culture of accountability.

To that end, as you well know, on January 12, 2022, we submitted a valid nomination notice (the “Nomination Notice”) to the Company nominating a slate of four exceptional, experienced, and highly qualified independent director candidates for election to the Huntsman Board at the upcoming 2022 Annual Meeting (the “Annual Meeting”). Again, as you know, our Nomination Notice included all of the information required of Starboard and its nominees pursuant to the Company’s Sixth Amended and Restated Bylaws (the “Bylaws”), including a director questionnaire completed by each of our nominees. We struggle to understand why you continue to badger us with questions that have been asked and answered through required disclosure.

▪	January 12, 2022 – Our Nomination Notice fully disclosed all agreements, arrangements and understandings with our nominees in compliance with the Bylaws and included a lengthy director questionnaire completed by each of our nominees, culminating in more than two hundred pages of materials. In addition, Starboard also fully disclosed all agreements, arrangements and understandings with our nominees as legally required in our amended Schedule 13D filing and attached forms of such agreements as exhibits to the 13D filing.
▪	January 20, 2022 – We fully disclosed all agreements, arrangements and understandings with our nominees as legally required in our preliminary proxy statement, filed in connection with the Annual Meeting.
▪	February 1, 2022 – We sent a letter in response to your letter dated January 26, 2022 in which the Company asked questions about Starboard and its nominees. In our response letter, we confirmed that we have fully disclosed all agreements, arrangements and understandings with our nominees in our Nomination Notice as required under the Bylaws.
▪	February 10, 2022 – We fully disclosed all agreements, arrangements and understandings with our nominees as legally required in our definitive proxy statement filed in connection with the Annual Meeting (“Definitive Proxy”).

Last week, on the day Starboard filed our Definitive Proxy, we once again received a letter from you asking whether there are any undisclosed agreements, arrangements or understandings between us and one of our nominees. To be clear, and to be responsive to your formal and redundant question, Starboard is once again confirming that we have no undisclosed agreements, arrangements or understandings with any of our nominees.

Our nominees are independent, exceptional, experienced, and highly qualified, and are solely focused on representing the best interests of all shareholders if and when they join the Huntsman Board. We have received overwhelmingly positive feedback from both shareholders and Wall Street analysts on the qualifications and reputations of our nominees, and we find the Board’s continued harassment with the same repetitive questions unprofessional and concerning. This behavior further confirms our belief that change is required on the Board.

We believe Huntsman’s shareholders deserve an improved and reconstituted Board that is committed to driving accountability and maximizing shareholder value. Over the coming weeks, we look forward to our continued conversations with shareholders and to sharing in their excitement for the quality of our candidates.

Best Regards,

Jeffrey C. Smith

Managing Member

Starboard Value LP

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Gavin Molinelli, (212) 201-4828

Patrick Sullivan, (212) 845-7947

www.starboardvalue.com

Okapi Partners

Bruce H. Goldfarb/Patrick McHugh

(212) 297-0720

Also on February 17, 2022, Starboard uploaded the following materials to www.shareholdersforhuntsman.com:

SHAREHOLDERS FOR HUNTSMAN
STARBOARD VALUE
Home Our Nominees Shareholder Materials How To Vote Contact

Shareholder Materials

Public Letter to the Company | February 17, 2022

Letter to the Stockholders of Huntsman Corporation | February 10, 2022

Definitive Proxy Statement | February 10, 2022

Preliminary Proxy Statement | January 20, 2022

Letter to the Chairman of the Board | January 12, 2022

Starboard Value

Gavin Molinelli
T: 212 201-4828

Patrick Sullivan
T: 212 845-7947

Okapi Partners

Bruce Goldfarb / Pat McHugh
T: 212 297-0720

SHAREHOLDERS FOR HUNTSMAN
STARBOARD VALUE

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